UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Capital Markets Activity

As previously disclosed, on September 19, 2024, MicroStrategy Incorporated (“MicroStrategy” or the “Company”) completed a private offering (the “Offering”) of convertible senior notes due 2028 (the “2028 Convertible Notes”). The Offering, which included a 0.625% coupon and an approximately 40% conversion premium over the U.S. composite volume weighted average price of MicroStrategy’s class A common stock from 1:00 p.m. through 4:00 p.m. (ET) on September 17, 2024, was well received in the marketplace and upsized to a total of $1.01 billion in aggregate principal amount. This amount included the exercise by the initial purchasers of their option to purchase $135.0 million of additional notes. Net proceeds from the Offering to MicroStrategy totaled approximately $997.4 million.

Additionally, as previously announced, MicroStrategy intends to use approximately $523.8 million of the net proceeds of the Offering to redeem in full (the “Redemption”) all $500.0 million outstanding aggregate principal amount of MicroStrategy’s 6.125% Senior Secured Notes due 2028 (“Senior Secured Notes”). MicroStrategy issued a redemption notice on September 16, 2024 and the redemption of the Senior Secured Notes is expected to be completed on September 26, 2024 (the “Redemption Date”) at a redemption price equal to 103.063% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest to but excluding the Redemption Date (approximately $523.8 million in the aggregate). Upon redemption of the Senior Secured Notes, all collateral securing the Senior Secured Notes, including approximately 69,080 bitcoins (which had an approximate aggregate market value of $4.4 billion based on the $63,266 market price of one bitcoin on the Coinbase exchange at 4:00 p.m. (ET) on September 19, 2024), will be released.

Indebtedness and Interest Expense Update

As of June 30, 2024, MicroStratregy had $3.909 billion aggregate indebtedness, consisting of:

•	$145.6 million aggregate principal amount of 2025 Convertible Notes that were converted or redeemed in their entirety on or before July 15, 2024;

•	$1.05 billion aggregate principal amount of 2027 Convertible Notes;

•	$800.0 million aggregate principal amount of 2030 Convertible Notes;

•	$603.8 million aggregate principal amount of 2031 Convertible Notes;

•	$800.0 million aggregate principal amount of 2032 Convertible Notes;

•	$500.0 million aggregate principal amount of Senior Secured Notes; and

•	$10.1 million of other long-term indebtedness.

The 2025 Convertible Notes, 2027 Convertible Notes, 2030 Convertible Notes, 2031 Convertible Notes, and 2032 Convertible Notes are referred to in this Item 8.01, collectively, as the “Convertible Notes.”

After giving effect to the conversion and redemption of the 2025 Convertible Notes, as of June 30, 2024, MicroStrategy had $3.764 billion aggregate indebtedness remaining, and MicroStrategy’s annual interest expense relating to the remaining Convertible Notes and the Senior Secured Notes was in the aggregate $58.9 million.

After giving further effect to (i) the issuance of the 2028 Convertible Notes in the Offering, and (ii) the Redemption of the Senior Secured Notes using the net proceeds from the Offering, MicroStrategy will have $4.274 billion aggregate indebtedness, and MicroStrategy’s annual interest expense relating to the remaining Convertible Notes and the 2028 Convertible Notes will be in the aggregate $34.6 million.

Bitcoin Holdings Update

On September 20, 2024, MicroStrategy announced that, during the period between September 13, 2024 and September 19, 2024, MicroStrategy acquired approximately 7,420 bitcoins for approximately $458.2 million in cash, using proceeds from the Offering, at an average price of approximately $61,750 per bitcoin, inclusive of fees and expenses.

As of September 19, 2024, MicroStrategy, together with its subsidiaries, held an aggregate of approximately 252,220 bitcoins, which were acquired at an aggregate purchase price of approximately $9.90 billion and an average purchase price of approximately $39,266 per bitcoin, inclusive of fees and expenses.

The information contained in Item 8.01 of this Current Report on Form 8-K relating to the Redemption is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any Senior Secured Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Such information is not a notice of redemption with respect to the Senior Secured Notes, and any redemption will be or has been made in accordance with the terms of the indenture governing the Senior Secured Notes.

Forward-Looking Statements

Statements in this Item 8.01 in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the outcome of the Redemption. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions, the completion of the Redemption and other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2024, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained herein speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 7.01	Regulation FD Disclosure.

BTC Yield KPI

From July 1, 2024 to September 19, 2024, the Company’s BTC Yield was 5.1%. From January 1, 2024 to September 19, 2024, the Company’s BTC Yield was 17.8%.

BTC Yield is a key performance indicator (“KPI”) that represents the % change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of the applicable period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. The Company uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes this KPI can be used to supplement an investor’s understanding of the Company’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

BTC Yield and Basic and Assumed Diluted Shares Outstanding

	12/31/2023	6/30/2024	9/19/2024
Total Bitcoin Holdings	189,150	226,331	252,220
Shares Outstanding (in ‘000s)(1)
Class A	149,041	171,030	182,995
Class B	19,640	19,640	19,640
Basic Shares Outstanding(2)	168,681	190,670	202,635
2025 Convertible Shares @$39.80	16,332	3,659	—
2027 Convertible Shares @$143.25	7,330	7,330	7,330
2028 Convertible Shares @$183.19	—	—	5,513
2030 Convertible Shares @$149.77	—	5,342	5,342
2031 Convertible Shares @$232.72	—	2,594	2,594
2032 Convertible Shares @$204.33	—	3,915	3,915
Options Outstanding	12,936	5,916	5,704
RSU/PSU Unvested	2,359	2,244	2,085
Assumed Diluted Shares Outstanding(3)	207,638	221,670	235,118
BTC Yield % (Quarter to Date)			5.1%
BTC Yield % (Year to Date)			17.8%

(1)

On July 11, 2024, the Company announced a 10-for-1 stock split of the Company’s class A common stock and class B common stock. The stock split was effected by means of a stock dividend to the holders of record of the Company’s class A common stock and class B common stock as of the close of business on August 1, 2024, the record date for the dividend. The dividend was distributed after the close of trading on August 7, 2024 and trading commenced on a split-adjusted basis at market open on August 8, 2024. As a result of the stock split, all applicable share and equity award information has been retroactively adjusted to reflect the stock split for all periods presented.

(2)	Basic Shares Outstanding reflects the actual Class A and Class B common stock outstanding as of the dates presented.
(3)

Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the % change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

The Company uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock. When the Company uses this KPI, management also takes into account the various limitations of this metric, including that it does not take into account debt and other liabilities and claims on company assets that would be senior to common equity and that it assumes that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments, converted into shares of common stock in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoin the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and BTC Yield is not indicative nor predictive of the trading price of the Company’s shares of class A common stock.

As noted above, this KPI is narrow in its purpose and is used by management to assist it in assessing whether the Company is using equity capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from the offerings of its 6.125% Senior Secured Notes due 2028 (the “Senior Secured Notes”) as well as convertible senior notes, which currently are not exercisable or have conversion prices above the current trading prices of the Class A common stock, each of which would have the effect of increasing the BTC Yield without taking into account the corresponding debt. Conversely, the redemption of the Senior Secured Notes for cash from proceeds of the Offering will have the effect of decreasing the BTC Yield due to the increase in the number of Assumed Diluted Shares Outstanding as a result of the Offering. In addition, if any of the Company’s convertible senior notes mature or are redeemed without being converted into common stock, the Company could be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of the Company’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

The Company determines its KPI targets based on its history and future goals. The Company’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

The Company has historically not paid any dividends on its shares of common stock, and by presenting this KPI the Company makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin the Company holds.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel